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                                          FOLEY & LARDNER
                                          777 East Wisconsin Avenue, Suite 3800
                                          Milwaukee, Wisconsin  53202-5306
                                          414.271.2400 TEL
                         April 1, 2003    414.297.4900  FAX
                                          www.foleylardner.com


                                          CLIENT/MATTER NUMBER
                                          025294-0101
Highland Hudson Group, Inc.
622 Third Avenue
New York, New York  10017

Ladies and Gentlemen:

     We have acted as counsel for Hudson Highland Group, Inc., a Delaware corporation (the "Company"), in conjunction with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 500,000 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), and interests in the Hudson Highland Group, Inc. 401(k) Savings Plan (the "Plan"), which may be issued or acquired pursuant to the Plan.

     As such counsel, we have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Company's Restated Articles of Incorporation and By-Laws, as amended to date; (iv) resolutions of the Company's Board of Directors relating to the Plan and the issuance of securities thereunder; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Delaware.

     2. It is presently contemplated that the shares of Common Stock to be acquired under the Plan will either be purchased in the open market or purchased directly from the Company. To the extent that the shares of Common Stock to be acquired by the Plan shall constitute shares newly issued by and purchased from the Company, such shares of Common Stock, when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                       Very truly yours,

                                       /s/ Foley & Lardner

                                       FOLEY & LARDNER


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